EXHIBIT 5.1

CONYERS DILL & PEARMAN PTE. LTD. 9 Battery Road #20-01 MYP Centre Singapore 049910 T +65 6223 6006 conyers.com

26 December 2024

Matter No. 883988

Fuxing China Group Limited

Hangbian Industry Area

Longhu Town, Jinjiang City

Fujian Province 362241

The People’s Republic of China

Dear Sir/Madam,

Re:	Fuxing China Group Limited (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on 2 April 2024 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), as amended to date, of up to 1,725,000 American Depositary Shares (“ADSs”) (including ADSs issuable upon exercise by the underwriters of their over-allotment option) and each ADS represents 15 ordinary shares of par value S$0.02 each of the Company (the “Ordinary Shares”) and the issuance of warrants (the “Warrants”) to the representative of the underwriters (the “Representative”) which entitles to them to purchase up to 103,500 ADSs, representing 1,552,500 Ordinary Shares upon exercise of the Warrants (the “Warrant Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement;

1.2	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement; and

1.3

the form of the underwriting agreement to be entered into between the Company and the Representative as representative of the underwriters (the “Underwriting Agreement”), including therein the form of the purchase warrant to be issued by the Company in respect of the Warrants.

Company Registration Number: 200903993W

We have also reviewed copies of:

1.4	the memorandum of association of the Company (the “MOA”), certified by the Assistant Secretary of the Company on 23 December 2024;

1.5

the written resolutions of the directors of the Company dated 22 September 2023, 14 June 2024, 20 August 2024, 28 November 2024 and 24 December 2024, respectively, and the extract of the minutes (the “Extract Minutes”) of a special general meeting of the Company held on 23 December 2024 (“SGM”) certified by a director of the Company (collectively, the “Resolutions”);

1.6	the second amended and restated bye-laws of the Company adopted on 23 December 2024 at the SGM (the “Listing Bye-laws”);

1.7	a Certificate of Compliance issued by the Registrar of Companies in relation to the Company on 20 December 2024; and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2

that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4

that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5

the Extract Minutes provided to us fairly and accurately presents the information and summarises the matters referred to therein and there is nothing that has been omitted therefrom that would make the Extract Minutes inaccurate or misleading in any respect;

2.6	that the Listing Bye-laws were approved and adopted by special resolution of the shareholders of the Company at the SGM;

2.7	that the MOA and the Listing Bye-laws will be effective immediately prior to the closing of the Company’s initial public offering of ADSs and the Warrants;

2.8	that the MOA and the Listing Bye-laws will not be amended in any manner that would affect the opinions expressed herein;

2.9	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

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2.10	that the Company will issue the ADSs, the Ordinary Shares and the Warrants in furtherance of its objects as set out in its memorandum of association;

2.11	that upon the issue of any Ordinary Shares or Warrant Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.12

the capacity, power and authority of all parties, other than the Company, to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Ordinary Shares and the Warrants, and the due execution and delivery thereof by each party thereto;

2.13	the due execution and delivery of the Underwriting Agreement and the Warrants by the Company and each of the parties thereto;

2.14	that the Company will have sufficient authorised and unissued share capital to effect the issue of Ordinary Shares or Warrant Shares (as the case may be) at the time of issuance;

2.15

the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.16	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

4.2

When issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3

When issued and paid for as contemplated by the Resolutions, the Registration Statement and the Warrants and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4

The statements under the caption “Material Income Tax Considerations - Bermuda Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Pte. Ltd.

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